For additional information, contact:
Derek Shelnutt
EVP & Chief Financial Officer
229-426-6000, extension 6119

COLONY BANKCORP REPORTS FOURTH QUARTER 2025 RESULTS
INCREASES QUARTERLY CASH DIVIDEND TO $0.12 PER SHARE

FITZGERALD, GA. (January 28, 2026) – Colony Bankcorp, Inc. (NYSE: CBAN) (“Colony” or the “Company”) today reported financial results for the fourth quarter of 2025. Financial highlights are shown below.

Financial Highlights:

•Net income was $7.8 million, or $0.42 per diluted share, for the fourth quarter of 2025, compared to $5.8 million, or $0.33 per diluted share, for the third quarter of 2025, and $7.4 million, or $0.42 per diluted share, for the fourth quarter of 2024.
•Operating net income was $8.9 million, or $0.48 of adjusted earnings per diluted share, for the fourth quarter of 2025, compared to $8.2 million, or $0.47 of adjusted earnings per diluted share, for the third quarter of 2025, and $7.8 million, or $0.44 of adjusted earnings per diluted share, for the fourth quarter of 2024. (See Reconciliation of Non-GAAP Measures).
•Provision for credit losses of $1.65 million was recorded in the fourth quarter of 2025 compared to $900,000 in the third quarter of 2025, and $650,000 in the fourth quarter of 2024.
•Total loans, excluding loans held for sale, were $2.38 billion at December 31, 2025, an increase of $344.2 million, or 16.90%, from the prior quarter. Organic loan growth was 10.5% when compared to December 31, 2024 and flat compared to the prior quarter.
•Total deposits were $3.07 billion and $2.58 billion at December 31, 2025 and September 30, 2025, respectively, an increase of $483.2 million. Organic deposit growth, excluding wholesale deposits, was flat for the year and $24.3 million in the fourth quarter.
•Mortgage production was $89.5 million, and mortgage sales totaled $68.1 million in the fourth quarter of 2025 compared to $87.3 million and $65.1 million, respectively, for the third quarter of 2025.
•Small Business Specialty Lending (“SBSL”) closed $29.1 million in Small Business Administration (“SBA”) loans and sold $16.8 million in SBA loans in the fourth quarter of 2025 compared to $28.4 million and $18.2 million, respectively, for the third quarter of 2025.

The Company also announced that on January 28, 2026, the Board of Directors declared a quarterly cash dividend of $0.12 per share, to be paid on its common stock on February 25, 2026, to shareholders of record as of the close of business on February 11, 2026. The Company had 21,251,424 shares of its common stock outstanding as of January 26, 2026.

“We are pleased to deliver another consecutive quarter of improved performance and a strong finish to 2025. The discipline and effort demonstrated by our team continue to translate into solid results and steady progress toward our long-term goals,” said Heath Fountain, Chief Executive Officer. “Our results this quarter reflect the effectiveness of our strategic execution across the organization and our ability to carry that momentum into 2026.”

“We are also proud to have completed the merger with TC Federal, a significant milestone that advances our growth and expands what we can achieve together as a combined institution. We welcome our new team members and expect the planned systems conversion to fully integrate customers in the first quarter.”

“Margin continues to expand at a steady pace and we are well positioned to see that continue over the next year. Credit quality remains stable overall, despite some quarter-to-quarter variability in the fourth quarter. The portfolio continues to reflect solid fundamentals, and we remain focused on maintaining strong credit discipline. Additionally, fourth quarter noninterest income performed well compared to the same quarter in the prior year, reflecting strength in our diversified revenue streams.

“The year ahead presents tremendous opportunities for growth and progress. We are energized by the potential to build on our accomplishments, further strengthen our business, and make a positive impact for our customers and communities.”

Balance Sheet

•Total assets were $3.74 billion at December 31, 2025, an increase of $582.7 million from September 30, 2025.
•Total loans, excluding loans held for sale, were $2.38 billion at December 31, 2025, an increase of $344.2 million from September 30, 2025.
•Total deposits were $3.07 billion and $2.58 billion at December 31, 2025 and September 30, 2025, respectively, an increase of $483.2 million. Increases were seen in interest-bearing demand deposits of $121.2 million, savings and money market deposits of $143.5 million and time deposits of $133.8 million, from September 30, 2025 to December 31, 2025. Total deposits increased $499.6 million from the period ended December 31, 2024, with increases seen in interest-bearing demand deposits of $118.5 million, savings and money market deposits of $100.2 million and time deposits of $216.4 million.
•The primary driver of increases in assets, loans held for investment, and deposits was the acquisition of TC Bancshares, Inc. (“TC Federal”) which closed on December 1, 2025.
•Total borrowings at December 31, 2025 totaled $258.1 million, an increase of $10.0 million compared to September 30, 2025.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Under the Company’s approved stock repurchase program, a total of 46,973 shares of the Company common stock were repurchased during the fourth quarter of 2025 at an average price of $16.50 per share and a total value of $775,064 thousand.
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 10.78%, 13.60%, 15.95%, and 12.68%, respectively, at December 31, 2025.

Fourth Quarter and Full Year 2025 Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $26.0 million for the fourth quarter ended December 31, 2025 compared to $20.6 million for the same period in 2024. Net interest income, on a tax-equivalent basis, for the twelve months ended December 31, 2025 totaled $92.6 million, compared to $76.8 million for the twelve months ended December 31, 2024. For both periods, increases occurred in income on interest earning assets, and decreases were seen in interest bearing liabilities. Income on interest earning assets increased $4.7 million to $40.9 million for the fourth quarter of 2025 compared to the same period in 2024. Expense on interest bearing liabilities decreased $684,000 to $14.8 million for the fourth quarter of 2025 compared to the same period in 2024. Income on interest earning assets increased $12.8 million to $150.7 million for the twelve month period ended December 31, 2025 compared to the same period in 2024. Expense on interest bearing liabilities decreased $3.1 million, to $58.1 million for the twelve month period ended December 31, 2025 compared to the same period in 2024.
•Net interest margin for the fourth quarter of 2025 was 3.32% compared to 2.84% for the fourth quarter of 2024. Net interest margin was 3.14% for the twelve months ended December 31, 2025 compared to 2.72% for the twelve months ended December 31, 2024. The increase for both periods was primarily related to increases in interest earning assets period over period, partially offset by the rate decreases in interest bearing liabilities.
•Noninterest income totaled $11.0 million for the fourth quarter ended December 31, 2025, an increase of $738,000, or 7.16%, compared to the same period in 2024. Noninterest income totaled $40.3 million for the twelve months ended December 31, 2025, an increase of $905,000, or 2.30%, compared to the same period in 2024. Increases for both periods occurred in service charges on deposits, mortgage fee income, interchange fees, insurance commissions, decreases in losses on the sales of investment securities and an increase in wealth advisor income included in other noninterest income, partially offset by decreases in gains on sales of SBA loans.
•Noninterest expense totaled $25.7 million for the fourth quarter ended December 31, 2025, compared to $21.3 million for the same period in 2024. Noninterest expense totaled $92.5 million for the twelve months ended December 31, 2025, compared to $82.8 million for the same period in 2024. These increases were a result of increases in salaries and employee benefits, occupancy and equipment, information technology expenses, professional fees, acquisition related expenses related to the acquisition of TC Bancshares, Inc. and a loss related to a wire fraud incident included in other noninterest expense.

Asset Quality

•Nonperforming assets totaled $24.7 million and $15.2 million at December 31, 2025 and September 30, 2025, respectively, an increase of $9.5 million which includes additions from the TC Federal acquisition.
•Other real estate owned and repossessed assets totaled $1.2 million at December 31, 2025 and $870,000 at September 30, 2025.
•Net loans charged-off were $1.6 million, or 0.30% of average loans for the fourth quarter of 2025, compared to $1.8 million, or 0.36% for the third quarter of 2025.
•The credit loss reserve was $23.0 million, or 0.97% of total loans, at December 31, 2025, compared to $18.1 million, or 0.89% of total loans at September 30, 2025. The Company adopted ASU 2025-08 during the fourth quarter of 2025. The adoption permits the recognition of an initial allowance for credit losses on all loans acquired from TC Federal Bank following the merger. The estimated initial allowance for credit losses related to the TC Federal Bank acquired loan portfolio was $4.6 million.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, January 29, 2026, to discuss the recent results and answer relevant questions. The conference call can be accessed by dialing 1-800-549-8228 and using the Conference ID: 10460. A replay of the call will be available until Thursday, February 5, 2026. To listen to the replay, dial 1-888-660-6264 and entering the passcode 10460#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia as well as in Birmingham, Alabama; Tallahassee, Florida; and the Florida Panhandle. Colony Bank offers a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage lending, government guaranteed lending, consumer insurance, wealth management, credit cards and merchant services. Colony’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the Securities and Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; (v) statements relating to the timing, benefits, costs, and synergies of the recently completed acquisition of TC Bancshares, Inc. (“TC Bancshares”) (the “Merger”), and (vi) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, tariffs or trade wars (including the resulting reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), high unemployment rates, inflationary pressures, changes in interest rates (including the impact of prolonged elevated interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from negative media coverage and perceived instability in the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs, those related to credit card interest rates, and legislative, regulatory or supervisory actions related to so-called “de-banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts, including civil unrest; general risks related to the Company’s merger and acquisition activity, including risks associated with integrating and realizing the expected financial benefits of previous or pending acquisitions, and the Company’s pursuit of future acquisitions; risks associated with the recent Merger, including the risk that the cost savings and any revenue synergies may not be realized or take longer than anticipated to be realized as well as disruption with customers, suppliers, employee or other business partners relationships; the risk of successful integration of TC Bancshares’ business into the Company; the reaction of each of the Company’s and TC Bancshares’ customers, suppliers, employees or other business partners to the Merger; the risk that the integration of TC Bancshares’ operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected; the timing and achievement of expected cost reductions following the Merger; the timing and achievement of the recovery of the reduction of tangible book value resulting from the Merger; general competitive, economic, political, and market conditions; the impact of emerging technologies, such as generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes loss on sales of securities. Operating noninterest expense excludes acquisition-related expenses, severance costs and loss related to wire fraud incident. Operating net income, operating return on average assets, operating return on average equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, loss on sales of securities and loss related to wire fraud incident from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, loss on sales of securities and loss related to wire fraud incident. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2025				2024
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$11,047	$10,091	$10,098	$9,044	$10,309
Loss on sales of securities	—	1,039	—	—	401
Operating noninterest income	$11,047	$11,130	$10,098	$9,044	$10,710

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$25,709	$24,612	$22,004	$20,221	$21,272
Severance costs	—	—	—	—	—
Acquisition-related expenses	(1,331)	(732)	—	—	—
Loss related to wire fraud incident	—	(1,252)	—	—	—
Operating noninterest expense	$24,378	$22,628	$22,004	$20,221	$21,272

Operating net income reconciliation
Net income (GAAP)	$7,843	$5,819	$7,978	$6,613	$7,432
Severance costs	—	—	—	—	—
Acquisition-related expenses	1,331	732	—	—	—
Loss related to wire fraud incident	—	1,252	—	—	—
Loss on sales of securities	—	1,039	—	—	401
Income tax benefit	(269)	(612)	—	—	(77)
Operating net income	$8,905	$8,230	$7,978	$6,613	$7,756

Weighted average diluted shares	18,729,511	17,461,434	17,448,945	17,509,059	17,531,808

Adjusted earnings per diluted share	$0.48	$0.47	$0.46	$0.38	$0.44

Operating return on average assets reconciliation
Return on average assets (GAAP)	0.93%	0.75%	1.02%	0.85%	0.95%
Severance costs	—	—	—	—	—
Acquisition-related expenses	0.15	0.10	—	—	—
Loss related to wire fraud incident	—	0.16	—	—	—
Loss on sales of securities	—	0.13	—	—	0.05
Tax effect of adjustment items	(0.03)	(0.08)	—	—	(0.01)
Operating return on average assets	1.05%	1.06%	1.02%	0.85%	0.99%

Operating return on average equity reconciliation
Return on average equity (GAAP)	9.49%	7.80%	11.14%	9.63%	10.71%
Severance costs	—	—	—	—	—
Acquisition-related expenses	1.62	0.98	—	—	—
Loss related to wire fraud incident	—	1.68	—	—	—
Loss on sales of securities	—	1.39	—	—	0.58
Tax effect of adjustment items	(0.33)	(0.82)	—	—	(0.11)
Operating return on average equity	10.78%	11.03%	11.14%	9.63%	11.18%

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2025				2024
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating return on average tangible equity reconciliation
Return on average tangible equity	11.63%	9.56%	13.70%	11.83%	13.16%
Acquisition-related expenses	1.97	1.20	—	—	—
Loss related to wire fraud incident	—	2.06	—	—	—
Loss on sales of securities	—	1.71	—	—	0.71
Tax effect of adjustment items	(0.40)	(1.01)	—	—	(0.14)
Operating return on average tangible equity	13.20%	13.52%	13.70%	11.83%	13.74%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$17.69	$17.31	$16.87	$16.41	$15.91
Effect of goodwill and other intangibles	(3.38)	(3.11)	(3.14)	(2.95)	(2.96)
Tangible book value per common share	$14.31	$14.20	$13.73	$13.46	$12.95

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	10.06%	9.59%	9.43%	9.05%	8.96%
Effect of goodwill and other intangibles	(1.76)	(1.59)	(1.62)	(1.51)	(1.54)
Tangible equity to tangible assets	8.30%	8.00%	7.81%	7.54%	7.42%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	69.65%	75.06%	67.74%	67.41%	69.11%
Severance costs	—	—	—	—	—
Acquisition-related expenses	(3.61)	(1.98)	—	—	—
Loss related to wire fraud incident	—	(3.38)	—	—	—
Loss on sales of securities	—	(2.81)	—	—	(1.31)
Operating efficiency ratio	66.04%	66.89%	67.74%	67.41%	67.80%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.73%	1.86%	1.52%	1.44%	1.40%
Severance costs	—	—	—	—	—
Acquisition-related expenses	(0.15)	(0.09)	—	—	—
Loss related to wire fraud incident	—	(0.16)	—	—	—
Loss on sales of securities	—	(0.13)	—	—	(0.05)
Operating net noninterest expense to average assets	1.58%	1.48%	1.52%	1.44%	1.35%

Pre-provision net revenue
Net interest income before provision for credit losses	$25,865	$22,699	$22,385	$20,952	$20,472
Noninterest income	11,047	10,091	10,098	9,044	10,309
Total income	36,912	32,790	32,483	29,996	30,781
Noninterest expense	25,709	24,612	22,004	20,221	21,272
Pre-provision net revenue	$11,203	$8,178	$10,479	$9,775	$9,509

Operating pre-provision net revenue
Net interest income before provision for credit losses	$25,865	$22,699	$22,385	$20,952	$20,472
Operating noninterest income	11,047	11,130	10,098	9,044	10,710
Total operating income	36,912	33,829	32,483	29,996	31,182
Operating noninterest expense	24,378	22,628	22,004	20,221	21,272
Operating pre-provision net revenue	$12,534	$11,201	$10,479	$9,775	$9,910

(1) Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.
Selected Financial Information
	2025				2024
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
EARNINGS SUMMARY
Net interest income	$25,865	$22,699	$22,385	$20,952	$20,472
Provision for credit losses	1,650	900	450	1,500	650
Noninterest income	11,047	10,091	10,098	9,044	10,309
Noninterest expense	25,709	24,612	22,004	20,221	21,272
Income taxes	1,710	1,459	2,051	1,662	1,427
Net income	$7,843	$5,819	$7,978	$6,613	$7,432
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	21,251,695	17,461,284	17,416,702	17,481,709	17,519,884
Weighted average basic shares	18,729,511	17,461,434	17,448,945	17,509,059	17,531,808
Weighted average diluted shares	18,729,511	17,461,434	17,448,945	17,509,059	17,531,808
Earnings per basic share	$0.42	$0.33	$0.46	$0.38	$0.42
Earnings per diluted share	0.42	0.33	0.46	0.38	0.42
Adjusted earnings per diluted share(b)	0.48	0.47	0.46	0.38	0.44
Cash dividends declared per share	0.1150	0.1150	0.1150	0.1150	0.1125
Common book value per share	17.69	17.31	16.87	16.41	15.91
Tangible book value per common share(b)	14.31	14.20	13.73	13.46	12.95
Pre-provision net revenue(b)	$11,203	$8,178	$10,479	$9,775	$9,509
PERFORMANCE RATIOS:
Net interest margin (a)	3.32%	3.17%	3.12%	2.93%	2.84%
Return on average assets	0.93	0.75	1.02	0.85	0.95
Operating return on average assets (b)	1.05	1.06	1.02	0.85	0.99
Return on average total equity	9.49	7.80	11.14	9.63	10.71
Operating return on average total equity (b)	10.78	11.03	11.14	9.63	11.18
Return on average tangible equity	11.63	9.56	13.70	11.83	13.16
Operating return on average tangible equity (b)	13.20	13.52	13.70	11.83	13.74
Total equity to total assets	10.06	9.59	9.43	9.05	8.96
Tangible equity to tangible assets (b)	8.30	8.00	7.81	7.54	7.42
Efficiency ratio	69.65	75.06	67.74	67.41	69.11
Operating efficiency ratio (b)	66.04	66.89	67.74	67.41	67.80
Net noninterest expense to average assets	1.73	1.86	1.52	1.44	1.40
Operating net noninterest expense to average assets(b)	1.58	1.48	1.52	1.44	1.35

Colony Bankcorp, Inc.
Selected Financial Information
	2025				2024
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ASSET QUALITY
Nonperforming portfolio loans	$17,190	$9,082	$4,760	$7,538	$5,024
Nonperforming SBA government loans-guaranteed portion	4,772	4,076	4,583	3,647	4,293
Nonperforming SBA government loans-unguaranteed portion	1,418	1,110	1,241	1,271	1,343
Loans 90 days past due and still accruing	95	98	107	22	152
Total nonperforming loans (NPLs)	23,475	14,366	10,691	12,478	10,812
Other real estate owned	1,048	710	710	522	202
Repossessed assets	190	160	21	6	328
Total nonperforming assets (NPAs)	24,713	15,236	11,422	13,006	11,342
Classified loans	40,481	24,183	25,112	26,453	20,103
Criticized loans	84,721	60,505	54,814	55,823	49,387
Net loan charge-offs (recoveries)	1,600	1,827	1,049	606	1,534
Allowance for credit losses to total loans	0.97%	0.89%	0.96%	1.04%	1.03%
Allowance for credit losses to total NPLs	98.04	125.89	179.15	160.26	175.55
Allowance for credit losses to total NPAs	93.13	118.71	167.69	153.75	167.34
Net charge-offs (recoveries) to average loans, net	0.30	0.36	0.21	0.13	0.33
NPLs to total loans	0.99	0.71	0.54	0.65	0.59
NPAs to total assets	0.66	0.48	0.37	0.41	0.36
NPAs to total loans and foreclosed assets	1.04	0.75	0.57	0.68	0.62

ACTUAL BALANCES
Total assets	$3,735,401	$3,152,746	$3,115,617	$3,171,825	$3,109,782
Loans held for sale	78,990	19,286	22,163	24,844	39,786
Loans, net of unearned income	2,381,224	2,037,056	1,993,580	1,921,263	1,842,980
Deposits	3,067,521	2,584,329	2,556,230	2,622,531	2,567,943
Total stockholders’ equity	375,920	302,332	293,857	286,925	278,675

AVERAGE BALANCES
Total assets	$3,357,785	$3,092,411	$3,138,125	$3,149,321	$3,108,762
Loans held for sale	59,868	17,062	22,495	23,253	35,299
Loans, net of unearned income	2,148,729	2,024,153	1,960,025	1,869,476	1,851,628
Deposits	2,752,576	2,526,739	2,586,620	2,606,706	2,568,824
Total stockholders’ equity	327,830	296,027	287,325	278,551	276,082
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended December 31,
	2025			2024
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans held for sale	$59,868	$1,018	6.75%	$35,299	$437	4.93%
Loans, net of unearned income [1]	2,148,729	33,517	6.19%	1,851,628	28,102	6.04%
Investment securities, taxable	626,240	4,158	2.63%	704,677	4,759	2.69%
Investment securities, tax-exempt [2]	93,822	488	2.06%	95,062	505	2.11%
Deposits in banks and short term investments	187,582	1,696	3.59%	202,059	2,361	4.65%
Total interest-earning assets	3,116,241	40,877	5.20%	2,888,725	36,164	4.98%
Noninterest-earning assets	241,544			220,037
Total assets	$3,357,785			$3,108,762
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,559,476	$5,577	1.42%	$1,494,178	$6,759	1.80%
Other time	737,709	6,396	3.44%	619,334	5,897	3.79%
Total interest-bearing deposits	2,297,185	11,973	2.07%	2,113,512	12,656	2.38%
Federal Home Loan Bank advances	188,370	1,948	4.10%	185,000	1,905	4.10%
Other borrowings	63,119	914	5.75%	63,025	958	6.05%
Total other interest-bearing liabilities	251,489	2,862	4.51%	248,025	2,863	4.59%
Total interest-bearing liabilities	2,548,674	14,835	2.31%	2,361,537	15,519	2.61%
Noninterest-bearing liabilities:
Demand deposits	455,391			$455,312
Other liabilities	25,890			15,831
Stockholders' equity	327,830			276,082
Total noninterest-bearing liabilities and stockholders' equity	809,111			747,225
Total liabilities and stockholders' equity	$3,357,785			$3,108,762
Interest rate spread			2.89%			2.37%
Net interest income		$26,042			$20,645
Net interest margin			3.32%			2.84%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $76,000 and $66,000 for the quarters ended December 31, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $428,000 and $12,000 for the quarters ended December 31, 2025 and 2024, respectively, are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $102,000 and $106,000 for the quarters ended December 31, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Twelve Months Ended December 31,
	2025			2024
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans held for sale	$30,733	$1,928	6.27%	$31,884	$2,134	6.69%
Loans, net of unearned income[3]	2,001,425	122,735	6.13%	1,868,502	109,770	5.87%
Investment securities, taxable	668,875	17,885	2.67%	720,986	19,270	2.67%
Investment securities, tax-exempt [4]	93,441	1,963	2.10%	99,350	2,158	2.17%
Deposits in banks and short term investments	159,718	6,183	3.87%	106,381	4,592	4.32%
Total interest-earning assets	2,954,192	150,694	5.10%	2,827,103	137,924	4.88%
Noninterest-earning assets	230,538			221,607
Total assets	$3,184,730			$3,048,710
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,529,413	$24,354	1.59%	$1,464,315	$27,293	1.86%
Other time	644,075	22,356	3.47%	603,080	22,714	3.77%
Total interest-bearing deposits	2,173,488	46,710	2.15%	2,067,395	50,007	2.42%
Federal funds purchased	—	—	—%	—	—	—%
Federal Home Loan Bank advances	185,850	7,618	4.10%	176,421	7,211	4.09%
Other borrowings	63,522	3,722	5.86%	63,190	3,947	6.25%
Total other interest-bearing liabilities	249,372	11,340	4.55%	239,611	11,158	4.66%
Total interest-bearing liabilities	2,422,860	58,050	2.40%	2,307,006	61,165	2.65%
Noninterest-bearing liabilities:
Demand deposits	444,821			$459,822
Other liabilities	19,485			16,607
Stockholders' equity	297,564			265,275
Total noninterest-bearing liabilities and stockholders' equity	761,870			741,704
Total liabilities and stockholders' equity	$3,184,730			$3,048,710
Interest rate spread			2.70%			2.23%
Net interest income		$92,644			$76,759
Net interest margin			3.14%			2.72%
5
3The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $330,000 and $229,000 for the twelve months ended December 31, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $489,000 and $47,000 for the twelve months ended December 31, 2025 and 2024, respectively, are also included in income and fees on loans.
4Taxable-equivalent adjustments totaling $412,000 and $453,000 for the twelve months ended December 31, 2025 and 2024, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
5

Colony Bankcorp, Inc.
Segment Reporting
	2025				2024
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Banking Division
Net interest income	$24,781	$21,629	$21,319	$19,989	$19,191
Provision for credit losses	776	(371)	(330)	1,221	309
Noninterest income	6,996	6,144	5,969	5,774	5,452
Noninterest expenses	22,502	21,075	18,269	16,790	17,616
Income taxes	1,493	1,413	1,908	1,551	927
Segment income	$7,006	$5,656	$7,441	$6,201	$5,791

Total segment assets	$3,625,785	$3,046,699	$3,010,416	$3,065,385	$2,985,856

Full time employees	447	383	390	366	376

Mortgage Banking Division
Net interest income	$65	$62	$44	$53	$53
Provision for credit losses	—	—	—	—	—
Noninterest income	2,012	1,851	1,984	1,579	1,545
Noninterest expenses	1,695	2,066	1,710	1,601	1,699
Income taxes	81	(27)	69	10	(12)
Segment income	$301	$(126)	$249	$21	$(89)

Total segment assets	$13,648	$12,959	$14,296	$16,041	$17,970

Variable noninterest expense(1)	$984	$1,229	$1,157	$880	$764
Fixed noninterest expense	711	837	553	721	935

Full time employees	48	46	43	42	45

Small Business Specialty Lending Division
Net interest income	$1,019	$1,008	$1,022	$910	$1,228
Provision for credit losses	874	1,271	780	279	341
Noninterest income	2,039	2,096	2,145	1,691	3,312
Noninterest expenses	1,512	1,471	2,025	1,830	1,957
Income taxes	136	73	74	101	512
Segment income	$536	$289	$288	$391	$1,730

Total segment assets	$95,968	$93,088	$90,905	$90,399	$105,956

Full time employees	31	31	34	35	34

Total Consolidated
Net interest income	$25,865	$22,699	$22,385	$20,952	$20,472
Provision for credit losses	1,650	900	450	1,500	650
Noninterest income	11,047	10,091	10,098	9,044	10,309
Noninterest expenses	25,709	24,612	22,004	20,221	21,272
Income taxes	1,710	1,459	2,051	1,662	1,427
Segment income	$7,843	$5,819	$7,978	$6,613	$7,432

Total segment assets	$3,735,401	$3,152,746	$3,115,617	$3,171,825	$3,109,782

Full time employees	526	460	467	443	455

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	December 31, 2025	December 31, 2024
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$27,307	$26,045
Interest-bearing deposits in banks and federal funds sold	230,333	204,989
Cash and cash equivalents	257,640	231,034
Investment securities available for sale, at fair value	383,817	366,049
Investment securities held to maturity, at amortized cost	386,618	430,077
Other investments	19,176	17,694
Loans held for sale	78,990	39,786
Loans, net of unearned income	2,381,224	1,842,980
Allowance for credit losses	(23,014)	(18,980)
Loans, net	2,358,210	1,824,000
Premises and equipment	37,045	37,831
Other real estate	1,048	202
Goodwill	63,873	48,923
Other intangible assets	7,851	2,975
Bank owned life insurance	68,457	57,970
Deferred income taxes, net	19,582	21,891
Other assets	53,094	31,350
Total assets	$3,735,401	$3,109,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$526,803	$462,283
Interest-bearing	2,540,718	2,105,660
Total deposits	3,067,521	2,567,943
Federal Home Loan Bank advances	194,972	185,000
Other borrowed money	63,132	63,039
Accrued expenses and other liabilities	33,856	15,125
Total liabilities	3,359,481	2,831,107

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 21,251,695 and 17,519,884 issued and outstanding, respectively	21,252	17,520
Paid in capital	228,577	168,353
Retained earnings	160,584	140,369
Accumulated other comprehensive loss, net of tax	(34,493)	(47,567)
Total stockholders’ equity	375,920	278,675
Total liabilities and stockholders’ equity	$3,735,401	$3,109,782

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$34,461	$28,473	$124,333	$111,675
Investment securities	4,543	5,158	19,436	20,974
Deposits in banks and short term investments	1,696	2,360	6,183	4,592
Total interest income	40,700	35,991	149,952	137,241

Interest expense:
Deposits	11,973	12,656	46,710	50,007
Federal Home Loan Bank advances	1,947	1,905	7,618	7,211
Other borrowings	915	958	3,723	3,947
Total interest expense	14,835	15,519	58,051	61,165
Net interest income	25,865	20,472	91,901	76,076
Provision for credit losses	1,650	650	4,500	3,050
Net interest income after provision for credit losses	24,215	19,822	87,401	73,026

Noninterest income:
Service charges on deposits	2,664	2,302	9,695	9,365
Mortgage fee income	2,121	1,545	7,535	6,048
Gain on sales of SBA loans	1,376	2,622	5,372	9,242
Loss on sales of securities	—	(401)	(1,039)	(1,835)
Interchange fees	2,154	2,030	8,438	8,299
BOLI income	577	412	1,792	1,725
Insurance commissions	755	471	2,864	1,789
Other	1,400	1,328	5,623	4,742
Total noninterest income	11,047	10,309	40,280	39,375

Noninterest expense:
Salaries and employee benefits	14,115	12,877	52,417	49,767
Occupancy and equipment	1,758	1,645	6,753	6,149
Acquisition related	1,331	—	2,063	—
Information technology expenses	2,903	2,491	10,652	8,978
Professional fees	1,019	539	3,507	2,825
Advertising and public relations	1,402	1,118	4,279	4,009
Communications	194	213	805	865
Other	2,987	2,389	12,070	10,241
Total noninterest expense	25,709	21,272	92,546	82,834
Income before income taxes	9,553	8,859	35,135	29,567
Income taxes	1,710	1,427	6,882	5,699
Net income	$7,843	$7,432	$28,253	$23,868
Earnings per common share:
Basic	$0.42	$0.42	$1.59	$1.36
Diluted	0.42	0.42	1.59	1.36
Dividends declared per share	0.1150	0.1125	0.4600	0.4500
Weighted average common shares outstanding:
Basic	18,729,511	17,531,808	17,789,688	17,557,743
Diluted	18,729,511	17,531,808	17,789,688	17,557,743

Colony Bankcorp, Inc.
Quarterly Consolidated Statements of Income
	2025				2024
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$34,461	$31,535	$30,361	$27,976	$28,473
Investment securities	4,543	4,518	5,148	5,227	5,158
Deposits in banks and short term investments	1,696	839	1,326	2,322	2,360
Total interest income	40,700	36,892	36,835	35,525	35,991

Interest expense:
Deposits	11,973	11,332	11,632	11,773	12,656
Federal Home Loan Bank advances	1,947	1,909	1,889	1,873	1,905
Other borrowings	915	952	929	927	958
Total interest expense	14,835	14,193	14,450	14,573	15,519
Net interest income	25,865	22,699	22,385	20,952	20,472
Provision for credit losses	1,650	900	450	1,500	650
Net interest income after provision for credit losses	24,215	21,799	21,935	19,452	19,822

Noninterest income:
Service charges on deposits	2,664	2,640	2,219	2,172	2,302
Mortgage fee income	2,121	1,851	1,984	1,579	1,545
Gain on sales of SBA loans	1,376	1,411	1,550	1,035	2,622
Loss on sales of securities	—	(1,039)	—	—	(401)
Interchange fees	2,154	2,273	2,073	1,938	2,030
BOLI income	577	396	423	396	412
Insurance commissions	755	874	766	469	471
Other	1,400	1,685	1,083	1,455	1,328
Total noninterest income	11,047	10,091	10,098	9,044	10,309

Noninterest expense:
Salaries and employee benefits	14,115	13,532	12,865	11,905	12,877
Occupancy and equipment	1,758	1,732	1,683	1,580	1,645
Acquisition related	1,331	732	—	—	—
Information technology expenses	2,903	2,680	2,592	2,477	2,491
Professional fees	1,019	998	742	748	539
Advertising and public relations	1,402	1,130	942	805	1,118
Communications	194	218	188	205	213
Other	2,987	3,590	2,992	2,501	2,389
Total noninterest expense	25,709	24,612	22,004	20,221	21,272
Income before income taxes	9,553	7,278	10,029	8,275	8,859
Income taxes	1,710	1,459	2,051	1,662	1,427
Net income	$7,843	$5,819	$7,978	$6,613	$7,432
Earnings per common share:
Basic	$0.42	$0.33	$0.46	$0.38	$0.42
Diluted	0.42	0.33	0.46	0.38	0.42
Dividends declared per share	0.1150	0.1150	0.1150	0.1150	0.1125
Weighted average common shares outstanding:
Basic	18,729,511	17,461,434	17,448,945	17,509,059	17,531,808
Diluted	18,729,511	17,461,434	17,448,945	17,509,059	17,531,808

Colony Bankcorp, Inc.
Quarterly Deposits Composition Comparison
	2025				2024
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Noninterest-bearing demand	$526,803	$442,142	$434,785	$449,818	$462,283
Interest-bearing demand	932,262	811,031	838,540	873,156	813,783
Savings and money markets	787,811	644,312	667,135	689,446	687,603
Time over $250,000	239,175	192,545	193,427	189,466	185,176
Other time	581,470	494,299	422,343	420,645	419,098
Total	$3,067,521	$2,584,329	$2,556,230	$2,622,531	$2,567,943

Colony Bankcorp, Inc.
Quarterly Deposits by Location Comparison
	2025				2024
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Augusta	$18,387	$—	$—	$—	$—
Florida	157,056	—	—	—	—
Coastal Georgia	141,013	127,587	138,838	142,230	145,828
Middle Georgia	262,075	259,934	277,880	283,149	279,360
Atlanta and North Georgia	335,762	315,822	344,329	333,845	318,927
South Georgia	1,431,775	1,205,891	1,203,732	1,249,192	1,217,433
West Georgia	326,054	341,056	325,946	335,438	337,818
Brokered deposits	131,906	130,000	59,494	59,499	59,499
Reciprocal deposits	263,493	204,039	206,011	219,178	209,078
Total	$3,067,521	$2,584,329	$2,556,230	$2,622,531	$2,567,943

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2025				2024
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Core	$1,885,200	$1,935,648	$1,887,456	$1,808,879	$1,720,444
Purchased	496,024	101,408	106,124	112,384	122,536
Loans, net of unearned income	$2,381,224	$2,037,056	$1,993,580	$1,921,263	$1,842,980

Colony Bankcorp, Inc.
Quarterly Loans by Composition Comparison
	2025				2024
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Construction, land & land development	$302,512	$240,819	$238,078	$208,872	$205,046
Other commercial real estate	1,249,720	1,064,984	1,059,149	1,052,967	990,648
Total commercial real estate	1,552,232	1,305,803	1,297,227	1,261,839	1,195,694
Residential real estate	459,549	377,058	356,515	345,521	344,167
Commercial, financial & agricultural	218,532	213,274	212,872	213,355	213,910
Consumer and other	150,911	140,921	126,966	100,548	89,209
Loans, net of unearned income	$2,381,224	$2,037,056	$1,993,580	$1,921,263	$1,842,980

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2025				2024
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Alabama	$47,971	$48,351	$50,856	$52,183	$45,365
Florida	236,810	26,061	24,562	19,490	13,135
Augusta	85,072	92,988	95,246	91,758	76,492
Coastal Georgia	358,271	263,763	253,177	230,242	224,609
Middle Georgia	121,276	120,601	125,435	130,302	121,059
Atlanta and North Georgia	456,593	463,007	445,921	441,323	427,046
South Georgia	462,085	403,192	408,954	398,295	384,907
West Georgia	174,626	172,688	168,968	168,851	169,699
Small Business Specialty Lending	84,928	84,999	81,242	79,517	81,636
Consumer Portfolio Mortgages	263,385	270,941	262,846	251,816	250,555
Marine/RV Lending	88,852	88,968	75,649	55,033	46,941
Other	1,355	1,497	724	2,453	1,536
Loans, net of unearned income	$2,381,224	$2,037,056	$1,993,580	$1,921,263	$1,842,980

Colony Bankcorp, Inc.
Classified Loans
	2025								2024
(dollars in thousands)	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$1,438	10	$1,644	8	$126	4	$126	4	$—	—
Other commercial real estate	22,871	52	12,973	45	16,687	48	18,578	51	13,367	38
Residential real estate	6,115	92	1,503	75	1,222	73	1,670	76	1,265	83
Commercial, financial & agricultural	9,857	109	7,947	90	7,071	64	6,077	58	5,407	70
Consumer and other	200	34	116	27	6	25	2	25	64	22
TOTAL	$40,481	297	$24,183	245	$25,112	214	$26,453	214	$20,103	213
Classified loans to total loans	1.70%		1.19%		1.26%		1.38%		1.09%

Colony Bankcorp, Inc.
Criticized Loans
	2025								2024
(dollars in thousands)	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$17,605	13	$14,393	12	$2,207	10	$4,028	11	$2,865	9
Other commercial real estate	40,073	71	24,934	60	30,034	69	28,869	70	32,077	65
Residential real estate	11,515	99	6,528	81	7,224	79	8,289	83	5,504	89
Commercial, financial & agricultural	15,197	120	14,403	99	15,212	85	14,501	82	8,877	76
Consumer and other	331	35	247	28	137	26	136	26	64	22
TOTAL	$84,721	338	$60,505	280	$54,814	269	$55,823	272	$49,387	261
Criticized loans to total loans	3.56%		2.97%		2.75%		2.91%		2.68%